UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. )

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2026

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Facility and Registration Rights Agreement

On April 10, 2026, Onfolio Holdings Inc. (the “Company”) entered into an Equity Purchase Facility Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Investor”).

Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, from time to time and in the Company’s sole discretion, up to an aggregate of $100 million of newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), during the term of the Purchase Agreement.

During the period commencing on the date of the Purchase Agreement and expiring upon the date of termination of the Purchase Agreement, and subject to the satisfaction or waiver, on each Advance Notice Date (as defined in the Purchase Agreement), of each of the conditions precedent set forth in the Purchase Agreement, sales of Common Stock under the Purchase Agreement may be made in one or more advances (each, an “Advance”) initiated by the Company through delivery of a notice (each, an “Advance Notice”) to the Investor. The purchase price per share issued pursuant to any Advance Notice will be determined pursuant to the terms of the Purchase Agreement.

There is no mandatory minimum number of shares that may be sold in any Advance, provided that each requested Advance may not exceed the Maximum Advance Amount (as defined in the Purchase Agreement) and each Advance is subject to certain limitations described in the Purchase Agreement, including, but not limited to, a beneficial ownership limitation prohibiting the Investor and its affiliates from beneficially owning more than 9.99% of the outstanding Common Stock at any time.

Pursuant to the Purchase Agreement, and in accordance with the requirements of Nasdaq Listing Rule 5635(d),  issuances under the Purchase Agreement are further limited such that the aggregate number of shares issued may not exceed 19.99% of the  outstanding Common Stock as of the date of the Purchase Agreement, unless the Company has obtained stockholder approval from the requisite number of stockholders of the Common Stock approving such issuances. Pursuant to the terms of the Purchase Agreement, the Company is required to use its best efforts to solicit its stockholders’ approval of the issuance of all of the shares of Common Stock issuable pursuant to the Purchase Agreement in compliance with the rules and regulations of Nasdaq.

The Company is not obligated to make sales of Common Stock under the Purchase Agreement to the Investor and there are no minimum draw requirements, commitment fees (other than described below), or penalties for non-use. The Investor has no right to require the Company to initiate any Advance.

The proceeds from any sales of Common Stock under the Purchase Agreement must be used by the Company as follows: (i) twenty five percent (25%) to acquire cryptocurrencies to serve as a reserve asset, and (ii) the remaining seventy five percent (75%) for working capital purposes and general corporate purposes, subject to further exceptions described in the Purchase Agreement.

As consideration for the Investor’s commitment to purchase shares of Common Stock in accordance with the Purchase Agreement, the Company also agreed to pay a commitment fee in an amount equal to 50,000 shares of Common Stock on the date of the Purchase Agreement, which shares have been issued as of the date hereof (the “Commitment Shares”).

Additionally, the Company will be prohibited from conducting any Variable Rate Transactions (as defined in the Purchase Agreement) during the period described in the Purchase Agreement.

The Purchase Agreement also contains customary representations, warranties, covenants, conditions to each Advance, and termination provisions. The term of the Purchase Agreement is 24 months from the date of the Purchase Agreement and may be terminated upon the occurrence of specified events, including the exhaustion of the commitment amount or other customary termination events. Additionally, the Purchase Agreement may be terminated by the Company at any time without penalty.

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In connection with the Purchase Agreement, also on April 10, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file and maintain a registration statement (the “Registration Statement”) registering the resale of the shares of Common Stock issuable pursuant to the Purchase Agreement within thirty (30) calendar days of the date of the Registration Rights Agreement. The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as practicable, but in no event later than ninety (90) calendar days of the date of the Registration Rights Agreement (subject to certain extensions).

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of forms of the Purchase Agreement and Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Curvature Securities, LLC (the “Placement Agent”), acted as the placement agent in connection with the transactions contemplated by the Purchase Agreement, for which the Company has agreed to pay a cash fee, payable at each closing, equal to 3.0% of the aggregate gross proceeds raised pursuant to the Purchase Agreement and to reimburse certain expenses of the Placement Agent.

Limited Waiver and Amendment Agreement

As previously disclosed by the Company in its filings with the Commission, the Company and the investor signatory thereto (the “Holder”) entered into (i) that certain Securities Purchase Agreement, dated as of November 17, 2025 (as amended, restated and modified from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company issued to the Holder (a) a senior secured convertible note of the Company (the “Note”) and (b) a right to receive common stock of the Company (the “Right”), and (ii) that certain Registration Rights Agreement, dated as of November 17, 2025 (the “ November Registration Rights Agreement” , and together with the Securities Purchase Agreement, the Note, the Right, and the November Registration Rights Agreement, the “Existing Transaction Documents”).

On April 10, 2026, the Company entered into a Limited Waiver and Amendment Agreement with the Holder (the “Waiver Agreement”). The Waiver Agreement provides for specific waivers and forbearances related to existing and potential events of default under the Existing Transaction Documents, as well as amendments to the Existing Transaction Documents to accommodate the terms of the Purchase Agreement. Capitalized terms used but not defined in this description of the Waiver Agreement shall have the meaning set forth in the Waiver Agreement.

Pursuant to the Waiver Agreement, the Holder granted, among other things, the following limited waivers: (i) the Holder agreed to waive certain Asset Sale Events of Default that otherwise occurred in connection with the Company’s sale of certain assets as described in the Waiver Agreement, (ii) the Holder agreed to waive any Asset Sale Event of Default arising from the occurrence of one or more Permitted Future Asset Sales as described in the Waiver Agreement, (iii) the Holder waived its right to require a cash redemption of the Note, either as a result of an Event of Default under the Note arising from the Eastern Exchange Event of Default, or as a pro rata portion of net proceeds, in connection with the Asset Sales, (iv) the Holder agreed to forbear from exercising certain redemption rights related to the default arising from the Eastern Exchange Event of Default until September 17, 2026, and the Holder waived the application of the Default Interest Rate during such period, and (v) the Holder waived the Company’s failure to pay Registration Delay Payments relating to the Initial Registration Statement as an Event of Default, with any such Registration Delay Payments due, when and as required under the November Registration Rights Agreement, to be paid on the Maturity Date except to the extent included, in whole or in part, in the Conversion Amount of one or more conversions of the Note as specified in any such applicable Conversion Notice.

Also, in connection with the Company’s entry into the Purchase Agreement, the Holder granted certain other limited waivers to permit the transactions contemplated by the Purchase Agreement under the Existing Transaction Documents.

The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information regarding transactions consummated in connection with the Waiver Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Information regarding unregistered sales of securities set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In the Purchase Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

The shares of Common Stock that may be issued pursuant to the Purchase Agreement are being offered and sold by the Company in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act. In connection with the Purchase Agreement, on the date of the Purchase Agreement, the Company issued the Commitment Shares to the Investor without registering the securities under the Securities Act, in reliance on the exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On April 16, 2026, the Company issued a press release announcing the Company’s entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 (including Exhibit 99.1 hereto), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Equity Purchase Facility Agreement, dated as of April 10, 2026
10.2	Form of Registration Rights Agreement, dated as of April 10, 2026
10.3	Form of Waiver and Amendment Agreement, dated as of April 10, 2026
99.1	Press Release, dated April 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: April 16, 2026

	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer

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